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                                            Exhibit 9.25


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                                      30th Floor
                                 San Diego, CA  92101

December   , 1996
         --

PFPC Inc.
103 Bellevue Parkway
Wilmington, Delaware  19809

Ladies and Gentlemen:

         Reference is made to the Accounting Services Agreement between us dated as of April 1, 1993 (the "Agreement").

         Pursuant to Section 2 of the Agreement, we wish to add the following Portfolios to the Agreement:

    NICHOLAS-APPLEGATE LARGE CAP GROWTH INSTITUTIONAL PORTFOLIO
    NICHOLAS-APPLEGATE CORE GROWTH INTERNATIONAL INSTITUTIONAL PORTFOLIO

         Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

PFPC INC.


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